

                                   EXHIBIT 11

                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                     Primary (2)            Fully diluted (3)
                                                  earnings per share        earnings per share
                                                   1996         1995         1996         1995
Average shares outstanding for the three month
period ending March 31,                           3,297,521    3,264,745    3,297,521    3,264,745

     Incremental shares resulting from
     conversion of common stock equivalents:

        Options  to  purchase  shares of common
        stock at an  exercise  price of
        $5.37- $15.675  (268,280 and 358,880
        options at March 31, 1995 and 1996,
        respectively) (1)                            45,897       53,877       45,897       60,870

           Total incremental shares resulting from
           conversion of common stock equivalents
           at March 31,                              45,897       53,877       45,897       60,870


Total shares and  incremental  shares  resulting
from conversion of common stock equivalents at
March 31,                                         3,343,418    3,318,622    3,343,418    3,325,615
                                                  =========    =========    =========    =========

Percentage of incremental shares resulting from
conversion of common stock equivalents at
March 31,                                             1.37%        1.62%        1.37%        1.83%
                                                  =========    =========    =========    =========


                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


  (1)    Outstanding options and warrants to purchase common stock.

         Options to purchase shares of common stock as of March 31, 1996 and 1995, respectively:

                                   March 31, 1996            March 31, 1995
                                   --------------            --------------
Grant price:   $  5.37                     -                    11,000
Grant price:   $  6.14                 3,025                     3,025
Grant price:   $  6.82                 1,650                     1,650
Grant price:   $  8.375               32,250                    39,250
Grant price:   $  9.00                 6,450                         -
Grant price:   $  9.10                 5,005                     5,005
Grant price:   $  9.213                8,500                     8,500
Grant price:   $  9.375                    -                     1,125
Grant price:   $  9.875               10,500                    10,750
Grant price:   $  9.90                 1,650                         -
Grant price:   $  10.375               3,000                     3,000
Grant price:   $  10.50                5,850                     5,850
Grant price:   $  10.625              12,750                    13,250
Grant price:   $  10.75               27,000                    34,875
Grant price:   $  11.125              13,000                    14,750
Grant price:   $  11.375                   -                     7,500
Grant price:   $  11.55                1,650                     1,650
Grant price:   $  14.825              10,000                    10,000
Grant price:   $  12.75                4,000                     4,000
Grant price:   $  13.875              68,700                    70,200
Grant price:   $  14.02                1,650                     1,650
Grant price:   $  14.25              126,250                    12,750
Grant price:   $  14.875               7,500                         -
Grant price:   $  15.675               8,500                     8,500
                                     -------                    ------
                                     358,880                   268,280
                                     =======                   =======

  (2) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating primary earnings per share, is based on the average of the closing prices, for the three months ended March 31, 1996 and 1995, as reported on the American Stock Exchange.

  (3) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating fully diluted earnings per share, is based on the greater of the average ending ask price or the closing ask price on March 31, 1996 and 1995, as reported on the American Stock Exchange.